Focused on Our Future 4Q 2023 Strategic & Financial Highlights Published February 8, 2024

Forward-Looking Statements 2 This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, rising interest rates, inflationary pressure, supply chain disruptions, higher energy costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cyber security, and climate change; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to meet our goals relating to employee, environmental, social and corporate governance opportunities, improvements, and efficiencies, including our greenhouse gas (“GHG”) reduction goals; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our Energize 365 transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving our credit metrics, growing earnings, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of additional membership interests of FirstEnergy Transmission, LLC; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; changes to environmental laws and regulations, including but not limited to those related to climate change; changes in customers’ demand for power, including but not limited to, economic conditions, the impact of climate change , emerging technology, particularly with respect to electrification, energy storage and distributed sources of generation; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s (a) Item 1A. Risk Factors, (b) Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) other factors discussed herein and in FirstEnergy's other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Strategic & Financial Highlights - Published February 8, 2024

Non-GAAP Financial Matters 1 Strategic & Financial Highlights - Published February 8, 2024 This presentation contains references to certain financial measures including, Operating earnings (loss) and Operating earnings (loss) per share (“EPS”), including by segment, and the impact of special items on the following measures, Total revenues, Total operating expenses, Total other expense, and Earnings (loss) attributable to FirstEnergy Corp. from continuing operations as “non-GAAP financial measures” which are not calculated in accordance with U.S. Generally Accepted Accounting Principals, (“GAAP”). Management uses these non-GAAP financial measures to evaluate the Company’s and its segments’ performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain special items that may not be consistent or comparable across periods or across the Company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Operating EPS is Continuing Operations EPS (GAAP), as reconciled in the above table. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Operating EPS is calculated by dividing Operating earnings (loss), which excludes special items as discussed above, for the periods presented by the weighted average number of common shares outstanding, which is 572 million shares for the fourth quarter of 2022, 571 million shares for full year 2022, 574 million shares for the fourth quarter of 2023, 573 million shares for the full year 2023, 575 million shares in the first quarter of 2024 and 576 million shares for the full year 2024. A reconciliation of forward-looking non-GAAP measures, including 2024 Operating EPS and long-term annual Operating EPS growth projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without reasonable effort, predict the impact of these special items in the context of operating EPS guidance and long-term annual operating EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results.

Focus of Today’s Call ■ Delivered on 2023 financial commitments and key accomplishments ■ Extending financial guidance through 2028 and affirming long-term annual Operating EPS growth rate of 6-8%(1) with significantly improved earnings quality ■ Building a strong regulatory track record ■ Providing updates on key strategic initiatives 4 Strategic & Financial Highlights - Published February 8, 2024 ■ Achieved strong 2023 financial results despite mild temperatures and pension headwind ■ Highlighting our financial guidance through 2028 – improved earnings quality, investment-grade credit metrics, and dividend growth in line with earnings growth ■ Initiating 2024 Operating Earnings Guidance of $2.61-$2.81/sh(1) reflecting robust regulated growth Brian X. Tierney – President and Chief Executive Officer K. Jon Taylor – Senior Vice President, Chief Financial Officer (1) The amount and timing of items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see slide 3 for more information.

Strategic & Financial Highlights - Published February 8, 20245 $0.30 $0.62 -$0.71 $0.50 GAAP EPS Operating EPS Fourth Quarter $1.96 $2.56 $0.71 $2.41 GAAP EPS Operating EPS Full Year2023 2022 Financial Overview & Key Highlights Key Highlights 2023 vs 2022 Results Delivered 2023 Operating EPS of $2.56, +$0.02 above guidance midpoint  $3.7B Investment Plan (16%> 2022, 9%> Budget)  FET 30% Interest Sale ($3.5B, expected close in March)  PA Consolidation (Effective 1/1/24)  $1.5B Convertible Debt ($1.5B at a 4% coupon)  ~$700M Pension Lift-out (~8% of total pension liability)  Reinstated Dividend Growth (Targeting 60-70% payout) Initiating 2024 Operating EPS guidance range of $2.61-$2.81, +7% vs. 2023 midpoint Introducing Energize365, our new $26B, 5-yr investment plan (2024-2028) and 9% rate base growth Affirming 6-8% long-term annual Operating EPS growth with significant improvement in earnings quality (1) GAAP Earnings per Share from Continuing Operations (1) (1) 2023 Accomplishments We plan to file the Form 10-K the week of February 12th

2023 2024 Strategic & Financial Highlights - Published February 8, 20246 Executing on Our Regulatory Strategy WV (Settlement filed 1/23/24) Requested new rates effective 3/27/24, 9.8% ROE, $105M revenue increase O N D Base Rate Case Filings Additional Filings J F M A M J J A S O N D PA (April) OH (May) PA: Plan to file LTIIP in summer 2024 See Regulatory Calendar on slide 28 for additional regulatory details See the Regulatory Corner section of our IR website OH: Grid Mod II Hearings begin 4/16/24 OH: ESP V Requested approval effective 6/1/24, Reply briefs due 2/9/24 Effective 1/1/24 PA: FET 30% Interest Sale Settlement 11/29/23 NJ (Settlement filed 2/2/24) Requested new rates effective 6/1/24, 9.6% ROE, $85M revenue increase NJ: IIP Filed 11/9/23 Second triennium filed 12/1/23 WV: ENEC Settlement 11/29/23 MD (Order received 10/18/23) New rates 10/19/2023, 9.5% ROE, $29M revenue increase PA: Legal Entity Consolidation NJ: IIP Plan to submit revised filing on 2/29/24 NJ: EE&C

Strategic Updates

Simplifying segments to align with new org. structure beginning with 1Q 2024 results

	Distribution	Integrated	Stand-Alone Transmission
	4.2M Customers	**2M** Customers	**16.8K** Tx Line Miles
2023A Rate Base:	$10.9B	$8.7B	$7.7B
% of 2024F Operating EPS:	~45%	~35%	~20%

Distribution

Ohio
- Cleveland Electric Illuminating Co. (CEI)
- Toledo Edison Co. (TE)
- Ohio Edison Co. (OE)

Pennsylvania[1]
- FirstEnergy Pennsylvania Electric Company (FE PA)

+

Integrated

New Jersey
- *Tx & Dx* Jersey Central Power & Light Co. (JCP&L)

WV & MD
- *Tx & Dx & Gx* Monongahela Power Co. (MP)
- *Tx & Dx* Potomac Edison Co. (PE)

+

Stand-Alone Transmission

Transmission Companies
- FirstEnergy Transmission, LLC (FET)
  - American Transmission Systems Inc. (ATSI)
  - Trans-Allegheny Interstate Line Co. (TrAILCo)
  - Mid-Atlantic Interstate Transmission, LLC (MAIT) [2]
- Keystone Appalachian Transmission Co. (KATCo) [3]

+

Corp/Other

FE Parent Debt and Other Obligations
- Holding company interest
- Legacy investments
- Former subsidiaries pension/OPEB

*See FactBook slide 77 for 2023 Results recast to new segment view

(1) Former PA utility companies merged with and into FE PA, however, FE PA continues to do business under the legacy utility company name and will continue to have separate rate districts until a future base rate case filing
(2) FE Corp. holds a minority interest/share of MAIT
(3) KATCo includes former utility transmission assets of WPP

7 Strategic & Financial Highlights - Published February 8, 2024
FirstEnergy

Strategic Updates (Continued) 8 Strategic & Financial Highlights - Published February 8, 2024 Strengthening our Organization • Maintaining our aspirational goal of net carbon neutrality by 2050 • Eliminating our interim goal of reducing our Scope 1 emissions by 30% off the 2019 baseline by 2030 For more details, see the updated Climate Strategy published to our Corporate Responsibility website. Greenhouse Gas Emission Goal OOCIC • Continue to cooperate with commission We have made transformational strides to improve the financial strength of FirstEnergy and are singularly focused on regulated growth to improve reliability and the customer experience • In November, added Toby Thomas as Chief Operating Officer ‒ Responsible for system planning and protection, transmission and substation engineering, project and construction management, and system operations • In December, added Wade Smith as President of FE Utilities ‒ The presidents of our five operating businesses will report to Wade (OH, PA, NJ, WV & MD, and Stand-Alone Transmission) ‒ Actively reviewing internal and external candidates to run these businesses

Delivering **Financial Results**

4Q 2023 Earnings Summary

4Q23 GAAP Earnings from Continuing Operations

$0.30 per share (vs. -$0.71 per share in 4Q22)

- 4Q 2023 results include ($0.32) of special items, including Enhanced employee retirement and other related costs ($0.03), FE Forward cost to achieve ($0.01) Investigation and other related costs (0.03), Mark-to-market adjustments-Pension/OPEB actuarial assumptions ($0.12), Regulatory charges ($0.02), and Strategic transaction charges ($0.11)

4Q23 Operating Earnings

$0.62 per share (vs. $0.50 per share in 4Q22)

- 4Q 2023 results in the upper half of the 4Q guidance range of $0.55-$0.65/sh
- Includes -$0.04/sh of lower earnings associated with weather-related distribution sales (-$0.04 vs normal)

Quarter-over-Quarter Operating EPS Summary



$0.50
RD: $0.32
RT: $0.20
Corp: ($0.02)
4Q22 Operating EPS
$0.05
RD: +$0.04
RT: +$0.01
Rates & Investments
$0.12
RD: +$0.09
Corp: +$0.03
Lower labor, vegetation mgmt, bad debt, non-deferred storms, and reg gen spend
O&M
($0.04)
RD: -$0.03
Corp: -$0.01
Financing Plan
($0.07)
RD Only
Pension/ OPEB
($0.04)
RD Only:
Weather:-$0.04
Customer Demand
$0.02
Corp: lower Consolidated effective tax rate
Income Taxes
$0.08
Other:
RD: +$0.01
RT: +$0.04
Corp: +$0.03
Signal Peak: Higher EPS contribution
($0.06 4Q23 vs. $0.05 4Q22)
Other
$0.62
RD: $0.32
RT: $0.25
Corp: $0.05
4Q23 Operating EPS

Note: Reconciliations between GAAP Earnings from Continuing Operations and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement section of the Strategic & Financial Highlights

Our focus on efficient operations and financial discipline allowed us to deliver operating results in the upper half of the 4Q guidance range

9 Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

Delivering **Financial Results**

2023 Earnings Summary

2023 GAAP Earnings from Continuing Operations

$1.96 per share (vs. $0.71 per share in 22)

- 2023 results include ($0.60) of special items, including Debt-related costs ($0.05), Enhanced employee retirement and other related costs ($0.13), Exit of generation ($0.02), FE Forward cost to achieve ($0.09), Investigation and other related costs ($0.10), Mark-to-market adjustments-Pension/OPEB actuarial assumptions ($0.05), Regulatory charges ($0.05), and Strategic transaction charges ($0.11)

2023 Operating Earnings

$2.56 per share (vs. $2.41 per share in 22)

- Operating results reflect continued focus on efficient operations and financial discipline
- Includes -$0.28/sh share of lower earnings associated with weather-related distribution sales (-$0.22 vs normal)

Year-over-Year Operating EPS Summary



$2.41
RD: $1.78
RT: $0.83
Corp: ($0.20)
FY22 Operating EPS
$0.20
RD: +$0.11
RT: +$0.09
Rates & Investments
$0.32
RD: +$0.27
Corp: +$0.05
Lower labor, vegetation mgmt, bad debt, and planned generation spend
O&M
($0.12)
RD: -$0.11
RT: -$0.05
Corp: +$0.04
Financing Plan
($0.30)
RD: -$0.26
Corp: -$0.04
Pension/ OPEB
($0.21)
RD Only
Weather: -$0.28
Weather-adj. sales: +$0.03
Rate Adj.:+$0.04
Customer Demand
$0.14
Corp: Discrete income tax benefits, primarily from the use of state NOLs
Income Taxes
$0.12
Other:
RD: +$0.02
RT: +$0.04
Corp: +$0.06
Signal Peak: Higher EPS contribution ($0.24 FY23 vs. $0.23 FY22)
Other
$2.56
RD: $1.60
RT: $0.91
Corp: $0.05
FY23 Operating EPS

Note: Reconciliations between GAAP Earnings from Continuing Operations and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement section of the Strategic & Financial Highlights

2023 results reflect strong financial discipline and operational excellence with base O&M 14% below and capital deployment 16% above 2022 levels

10

Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

L-T Annual EPS Target 6-8% Growth Attractive Total Shareholder Return Target Dividend Payout 60-70% Dividend growth in line with Operating earnings Rate Base 9% Growth $29B in 2024 to $41B in 2028 Sustainable Regulatory Growth Plan Robust Investment Plan $26B CapEx from $4.3B in 2024 to $6.2B in 2028 FFO/Debt: 14-15% Significant improvement from FET 30% sale & organic cash flow growth Strengthening Balance Sheet No Additional Equity Needs Excl. Employee Benefit programs of up to $100M/year Strategic & Financial Highlights - Published February 8, 202411 Pathway to Strong Financial Future 2024-2028 Financial Plan $4.3B Investment Plan $2.61-$2.81/sh Earnings Guidance 7% growth vs. 2023 Guidance Midpoint 16% increase vs. ‘23 Spend and 2024 *See FactBook for more details on 2024 Guidance $1.70/sh (Subject to Board Approval) Plan to declare four dividends of $0.425/sh in ‘24; 6.25% increase vs. $1.60/sh declared in ‘23 $0.48-$0.58/SH: 1Q 2024 Guidance Dividends Declared Improved earnings quality

Differentiating FirstEnergy through our transformation efforts

- **Significantly improved balance sheet** positions FirstEnergy for accelerated growth **without the need for equity**
  - Closed or announced shareholder-friendly equity proceeds of $7B, equivalent to issuing common equity at $87/sh or 36x LTM P/E
  - Significant improvement in holding company leverage and utility capital structures
- **Building a strong regulatory track record** with 3 approved/settled rate cases representing constructive outcomes totaling a $219M increase in annual revenue
- **Launching Energize365, a 5-year, $26B Investment plan** representing a 44% increase over previous plan to strengthen and modernize distribution and transmission infrastructure
- **Affirming long-term annual Operating EPS growth of 6-8%** with **significant improvement in earnings quality**
  - Signal Peak/pension earnings contribution reduced from ~27% in 2022 to 8% in 2024 of total earnings and de minimis thereafter

We are transforming FirstEnergy and accelerating our path to becoming a premier utility

A significantly improved balance sheet and robust regulated investment opportunities funded with organic cash flow and traditional utility debt without the need for equity

12 Strategic & Financial Highlights - Published February 8, 2024 FirstEnergy

Earnings Supplement to the Financial Community Strategic & Financial Highlights - Published February 8, 2024 14. 4Q Earnings Summary and Reconciliation 15. 4Q Earnings Drivers by Segment 16. Full Year Earnings Summary and Reconciliation 17. Full Year Earnings Drivers by Segment 18. Special Items Descriptions 19. 4Q 2023 Earnings Results 20. 4Q 2022 Earnings Results 21. Quarter-over-Quarter Earnings Comparison 22. Full Year 2023 Earnings Results 23. Full Year 2022 Earnings Results 24. Year-over-Year Earnings Comparison 25. Condensed Consolidated Balance Sheets (GAAP) 26. Condensed Consolidated Statements of Cash Flows (GAAP) TABLE OF CONTENTS (Slide) Irene M. Prezelj Vice President, IR & Communications prezelji@firstenergycorp.com 330.384.3859 Gina E. Caskey Director, IR & Corporate Responsibility caskeyg@firstenergycorp.com 330.761.4185 Jake M. Mackin Manager, IR mackinj@firstenergycorp.com 330.384.4829 13 Other sections within Highlights include: • Quarterly Support (slides 25-37)

Quarterly Summary

	4Q 2023	4Q 2022	Change
GAAP Earnings (Loss) from Continuing Operations Per Basic Share	**$0.30**	**$(0.71)**	**$1.01**
Special Items	$0.32	$1.21	$(0.89)
Operating (Non-GAAP) Earnings Per Share	**$0.62**	**$0.50**	**$0.12**

Quarterly Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
4Q 2022 Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations - GAAP	**$129**	**$100**	**$(632)**	**$(403)**
4Q 2022 Basic Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations Per Share - GAAP (avg. shares outstanding 572M)	**$0.23**	**$0.18**	**$(1.12)**	**$(0.71)**
Special Items - 2022				
Debt-related costs	—	—	0.02	0.02
Exit of generation	—	—	0.01	0.01
FE Forward cost to achieve	0.01	—	—	0.01
Investigation and other related costs	—	—	0.03	0.03
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	0.06	—	(0.19)	(0.13)
Regulatory charges	0.01	0.02	—	0.03
State tax legislative changes	0.01	—	—	0.01
Strategic transaction charges	—	—	1.23	1.23
Total Special Items - 4Q 2022	0.09	0.02	1.10	1.21
4Q 2022 Operating Earnings (Loss) Per Share - Non-GAAP	**$0.32**	**$0.20**	**$(0.02)**	**$0.50**
Rates & Investments	0.04	0.01	—	0.05
Customer demand	(0.04)	—	—	(0.04)
O&M	0.09	—	0.03	0.12
Pension/OPEB	(0.07)	—	—	(0.07)
Financing Plan	(0.03)	—	(0.01)	(0.04)
Income Taxes	—	—	0.02	0.02
Other	0.01	0.04	0.03	0.08
4Q 2023 Operating Earnings Per Share - Non-GAAP	**$0.32**	**$0.25**	**$0.05**	**$0.62**
Special Items - 2023				
Enhanced employee retirement and other related costs	(0.03)	—	—	(0.03)
FE Forward cost to achieve	(0.01)	—	—	(0.01)
Investigation and other related costs	—	—	(0.03)	(0.03)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(0.17)	—	0.05	(0.12)
Regulatory charges	(0.02)	—	—	(0.02)
Strategic transaction charges	—	—	(0.11)	(0.11)
Total Special Items - 4Q 2023	(0.23)	—	(0.09)	(0.32)
4Q 2023 Basic Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations Per Share - GAAP (avg. shares outstanding 574M)	**$0.09**	**$0.25**	**$(0.04)**	**$0.30**
4Q 2023 Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations - GAAP	**$52**	**$143**	**$(20)**	**$175**

Per share amounts for the special items and earnings drivers above and throughout this presentation are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the fourth quarter of 2023 and 2022.

Notes: Refer to slide 3 for information on Non-GAAP Financial Matters.

14

Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

Earnings Drivers: 4Q 2023 vs. 4Q 2022 Regulated Distribution (RD) ▪ Rates & Investments +$0.04: Higher revenues from formula rate investment programs, lower Ohio rate credits, and the impact of new base rates in Maryland effective 10/19/23 ▪ Customer demand ($0.04): Due to lower weather-related demand, primarily in December; Weather-adjusted sales were flat to 2022 ▪ O&M +$0.09: Primarily due to lower vegetation management spend (in part due to accelerated work done in 2022), labor expense, bad debt expense, non-deferred storms, and regulated generation spend ▪ Pension/OPEB ($0.07): Primarily due to lower investment balances and higher interest costs ▪ Financing Plan ($0.03): Primarily due to increased long-term debt from new issuances ▪ Other $0.01: Primarily due to higher other investment and miscellaneous income, partially offset by higher depreciation ▪ Special Items: In 4Q23 and 4Q22, special items totaled $0.23 and $0.09 per share, respectively Regulated Transmission (RT) ▪ Rates & Investments +$0.01: Due to continued formula rate base growth from the ongoing investment program ▪ Other +$0.04: Due to an adjustment associated with recovery of certain costs ▪ Special Items: In 4Q23 and 4Q22, special items totaled $0.00 and $0.02 per share, respectively Corporate / Other (Corp) ▪ O&M +$0.03: Primarily due to lower sponsorships, advertising, and other corporate expenses ▪ Financing Plan ($0.01): Primarily due to the FE Corp. convertible debt issuance in May 2023, partially offset by lower short-term borrowings ▪ Income Taxes +$0.02: Primarily from a lower Consolidated effective tax rate of 13.5% in 4Q23 vs 16.5% in 4Q22 ▪ Other $0.03: Primarily due to higher earnings from 33% investment in Signal Peak and investment returns from corporate-owned life insurance policies ▪ Special Items: In 4Q23 and 4Q22, special items totaled $0.09 and $1.10 per share, respectively (0.4)% 2.0% 2.0% 1.1% Residential Commercial* Industrial Total (4.9)% (1.1)% 2.0% (1.3)% Residential Commercial* Industrial Total Q-o-Q Weather-Adjusted Distribution Deliveries Q-o-Q Actual Distribution Deliveries *Commercial includes street lighting Strategic & Financial Highlights - Published February 8, 202415

Full Year Summary

	2023	2022	Change
GAAP Earnings from Continuing Operations Per Basic Share	**$1.96**	**$0.71**	**$1.25**
Special Items	$0.60	$1.70	$(1.10)
Operating (Non-GAAP) Earnings Per Share	**$2.56**	**$2.41**	**$0.15**

Full Year Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Regulated Distribution	Regulated Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2022 Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations - GAAP	**$957**	**$361**	**$(912)**	**$406**
2022 Basic Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations Per Share (avg. shares outstanding 571M)	**$1.68**	**$0.63**	**$(1.60)**	**$0.71**
Special Items - 2022				
Debt-related costs	—	—	0.25	0.25
Exit of generation	—	—	0.02	0.02
FE Forward cost to achieve	0.03	—	—	0.03
Investigation and other related costs	—	—	0.08	0.08
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	0.06	—	(0.19)	(0.13)
Regulatory charges	0.01	0.20	—	0.21
State tax legislative changes	—	—	0.01	0.01
Strategic transaction charges	—	—	1.23	1.23
Total Special Items - 2022	0.10	0.20	1.40	1.70
2022 Operating Earnings (Loss) Per Share - Non-GAAP	**$1.78**	**$0.83**	**$(0.20)**	**$2.41**
Rates & Investments	0.11	0.09	—	0.20
Customer Demand	(0.21)	—	—	(0.21)
O&M	0.27	—	0.05	0.32
Pension/OPEB	(0.26)	—	(0.04)	(0.30)
Financing Plan (including dilution from FET 19.9% interest sale)	(0.11)	(0.05)	0.04	(0.12)
Income Taxes	—	—	0.14	0.14
Other	0.02	0.04	0.06	0.12
2023 Operating Earnings Per Share - Non-GAAP	**$1.60**	**$0.91**	**$0.05**	**$2.56**
Special Items - 2023				
Debt-related costs	—	—	(0.05)	(0.05)
Enhanced employee retirement and other related costs	(0.13)	—	—	(0.13)
Exit of generation	—	—	(0.02)	(0.02)
FE Forward cost to achieve	(0.04)	—	(0.05)	(0.09)
Investigation and other related costs	—	—	(0.10)	(0.10)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(0.10)	—	0.05	(0.05)
Regulatory charges	(0.04)	(0.01)	—	(0.05)
Strategic transaction charges	—	—	(0.11)	(0.11)
Total Special Items - 2023	(0.31)	(0.01)	(0.28)	(0.60)
2023 Basic Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations Per Share (avg. shares outstanding 573M)	**$1.29**	**$0.90**	**$(0.23)**	**$1.96**
2023 Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations - GAAP	**$740**	**$514**	**$(131)**	**$1,123**

Per share amounts for the special items and earnings drivers above and throughout this presentation are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in 2023 and 2022.

Notes: Refer to slide 3 for information on Non-GAAP Financial Matters.

16

Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

Earnings Drivers: Full Year 2023 vs. Full Year 2022 Regulated Distribution (RD) ▪ Rates & Investments +$0.11: Higher revenues from formula rate investment programs, lower Ohio rate credits, and the impact of new base rates in Maryland effective 10/19/23 ▪ Customer Demand ($0.21): Primarily due to lower weather-related demand (-$0.28), partially offset by higher weather-adjusted sales (+$0.03) and certain rate adjustments associated with demand (+$0.04) ▪ O&M +$0.27: Primarily due to lower vegetation management spend (in part due to accelerated work done in 2022), labor expense, bad debt expense, and regulated generation spend ▪ Pension/OPEB ($0.26): Primarily due to lower investment balances and higher interest costs ▪ Financing Plan ($0.11): Due to higher long-term debt from new issuances as well as higher short-term borrowings and interest rates ▪ Other +$0.02: Primarily due to higher other investment and miscellaneous income, partially offset by higher depreciation ▪ Special Items: In 2023 and 2022, special items totaled $0.31 and $0.10 per share, respectively Regulated Transmission (RT) ▪ Rates & Investments +$0.09: Primarily due to continued formula rate base growth from the ongoing investment program ▪ Financing Plan ($0.05): Due to the impact of the FET 19.9% interest sale, which closed on 5/31/2022 ▪ Other +$0.04: Due to an adjustment associated with recovery of certain costs ▪ Special Items: In 2023 and 2022, special items totaled $0.01 and $0.20 per share, respectively Corporate / Other (Corp) ▪ O&M +$0.05: Primarily due to lower sponsorships, advertising, and other corporate expenses ▪ Pension/OPEB ($0.04): Primarily due to lower investment balances and higher interest costs ▪ Financing Plan +$0.04: Primarily due to lower interest expense from FE Corp. high coupon debt redemptions, partially offset by the FE Corp. low cost convertible debt issuance in May 2023 ▪ Income Taxes +$0.14: Primarily from a lower Consolidated effective tax rate of 16.2% in 2023 vs 20.9% in 2022 ▪ Other +$0.06: Primarily due to investment returns from corporate-owned life insurance policies and higher earnings from 33% investment in Signal Peak, partially offset by lower earnings from a legacy power off-take agreement (OVEC) ▪ Special Items: In 2023 and 2022, special items totaled $0.28 and $1.40 per share, respectively 1.5% 0.4% 0.7% 0.9% Residential Commercial* Industrial Total (6.7)% (3.9)% 0.7% (3.3)% Residential Commercial* Industrial Total Y-o-Y Weather-Adjusted Distribution Deliveries Y-o-Y Actual Distribution Deliveries *Commercial includes street lighting Strategic & Financial Highlights - Published February 8, 202417

Special Items Descriptions ▪ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ▪ Enhanced employee retirement and other related costs: Primarily reflects transition and benefit costs associated with the Company's voluntary retirement program and involuntary separations. ▪ Exit of generation: Primarily reflects charges resulting from the exit of competitive operations. ▪ FE Forward cost to achieve: Primarily reflects the termination charge associated with exiting certain sporting sponsorship agreements and certain advisory and other costs incurred to transform the Company for the future. ▪ Investigation and other related costs: Primarily reflects legal and advisory expenses related to the government investigations. ▪ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other post-employment benefit plans. ▪ Regulatory charges: Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ▪ State tax legislative changes: Primarily reflects charges resulting from 2022 state tax legislative changes. ▪ Strategic transaction charges: Primarily reflects the net tax charges associated with the FET interest sales. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Strategic & Financial Highlights - Published February 8, 202418

4th Quarter 2023

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 2,581	$ 563	$ (40)	$ 3,104	$ —	$ —	$ (1) (d)	$ (1)				
(2)	Other	55	1	(14)	42	—	—	—	—				
(3)	Total Revenues	2,636	564	(54)	3,146	—	—	(1)	(1)	2,636	564	(55)	3,145
(4)	Fuel	99	—	—	99	—	—	—	—				
(5)	Purchased power	930	—	5	935	—	—	—	—				
(6)	Other operating expenses	857	95	(56)	896	(36) (a)(b)(h)	—	(25) (b)-(d)	(61)				
(7)	Provision for depreciation	259	95	19	373	(1) (b)	—	—	(1)				
(8)	Deferral of regulatory assets, net	(7)	(1)	—	(8)	—	—	—	—				
(9)	General taxes	205	67	11	283	—	—	—	—				
(10)	Total Operating Expenses	2,343	256	(21)	2,578	(37)	—	(25)	(62)	2,306	256	(46)	2,516
(11)	Operating Income (Loss)	293	308	(33)	568	37	—	24	61	330	308	(9)	629
(12)	Debt redemption costs	—	—	—	—	—	—	—	—				
(13)	Equity method investment earnings	—	—	41	41	—	—	—	—				
(14)	Miscellaneous income (expense), net	41	(2)	23	62	4 (a)(h)	—	—	4				
(15)	Pension and OPEB mark-to-market adjustment	(135)	(43)	41	(137)	135 (f)	(2) (f)	(41) (f)	92				
(16)	Interest expense	(162)	(71)	(63)	(296)	4 (a)(e)	1 (e)	1 (e)	6				
(17)	Capitalized financing costs	12	16	—	28	—	—	—	—				
(18)	Total Other Income (Expense)	(244)	(100)	42	(302)	143	(1)	(40)	102	(101)	(101)	2	(200)
(19)	Income taxes (benefits)	(3)	48	29	74	47 (a)(b)(e)-(h)	— (e)(f)	(64) (b)-(g)	(17)				
(20)	Income attributable to noncontrolling interest	—	17	—	17	—	—	—	—				
(21)	Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations	$ 52	$ 143	$ (20)	$ 175	$ 133	$ (1)	$ 48	$ 180	$ 185	$ 142	$ 28	$ 355
(22)	Average Shares Outstanding		574				574				574		
(23)	Earnings (Loss) per Share	$ 0.09	$ 0.25	$ (0.04)	$ 0.30	$ 0.23	$ —	$ 0.09	$ 0.32	$ 0.32	$ 0.25	$ 0.05	$ 0.62

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ 11	$ —	$ —	$ 11
(b) FE Forward cost to achieve	6	—	1	7
(c) Investigation and other related costs	—	—	19	19
(d) Exit of generation	—	—	1	1
(e) Debt-related costs	1	—	1	2
(f) Mark-to-market - Pension/OPEB	98	(1)	(33)	64
(g) Strategic transaction charges	2	—	59	61
(h) Enhanced employee retirement and other related charges	15	—	—	15
Impact to Earnings	$ 133	$ (1)	$ 48	$ 180

19 Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

4th Quarter 2022

	(in millions, except for per share amounts)	GAAP RD	GAAP RT	GAAP Corp	GAAP FE	Special Items RD	Special Items RT	Special Items Corp	Special Items FE	Operating (Non-GAAP) RD	Operating (Non-GAAP) RT	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(1)	Electric sales	$ 2,718	$ 470	$ (44)	$ 3,144	$ —	$ 1 [a]	$ —	$ 1				
(2)	Other	45	1	(13)	33	—	—	—	—				
(3)	Total Revenues	2,763	471	(57)	3,177	—	1	—	1	2,763	472	(57)	3,178
(4)	Fuel	191	—	—	191	—	—	—	—				
(5)	Purchased power	1,071	—	6	1,077	—	—	—	—				
(6)	Other operating expenses	908	120	(38)	990	(12) [d]	(16) [a]	(27) [b]-[d]	(55)				
(7)	Provision for depreciation	248	90	17	355	—	—	—	—				
(8)	Deferral of regulatory assets, net	(112)	(1)	—	(113)	—	—	—	—				
(9)	General taxes	205	64	9	278	—	—	—	—				
(10)	Total Operating Expenses	2,511	273	(6)	2,778	(12)	(16)	(27)	(55)	2,499	257	(33)	2,723
(11)	Operating Income (Loss)	252	198	(51)	399	12	17	27	56	264	215	(24)	455
(12)	Debt redemption costs	—	—	(16)	(16)	—	—	16 [e]	16				
(13)	Equity method investment earnings	—	—	34	34	—	—	—	—				
(14)	Miscellaneous income, net	92	6	17	115	—	1 [a]	—	1				
(15)	Pension and OPEB mark-to-market adjustment	(50)	(15)	137	72	50 [f]	—	(137) [f]	(87)				
(16)	Interest expense	(137)	(56)	(58)	(251)	—	—	—	—				
(17)	Capitalized financing costs	10	15	—	25	—	—	—	—				
(18)	Total Other Income (Expense)	(85)	(50)	114	(21)	50	1	(121)	(70)	(35)	(49)	(7)	(91)
(19)	Income taxes (benefits)	38	30	695	763	9 [a][d][f][g]	7 [a][g]	(719) [b]-[h]	(703)				
(20)	Income attributable to noncontrolling interest	—	18	—	18	—	1 [a][g]	—	1				
(21)	Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations	$ 129	$ 100	$ (632)	$ (403)	$ 53	$ 10	$ 625	$ 688	$ 182	$ 110	$ (7)	$ 285
(22)	Average Shares Outstanding		572				572				572		
(23)	Earnings (Loss) per Share	$ 0.23	$ 0.18	$ (1.12)	$ (0.71)	$ 0.09	$ 0.02	$ 1.10	$ 1.21	$ 0.32	$ 0.20	$ (0.02)	$ 0.50

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ 5	$ 13	$ —	$ 18
(b) Investigation and other related costs	—	—	18	18
(c) Exit of generation	—	—	3	3
(d) FE Forward cost to achieve	8	—	1	9
(e) Debt-related costs	—	—	13	13
(f) Mark-to-market - Pension/OPEB	35	—	(108)	(73)
(g) State tax legislative changes	5	(3)	—	2
(h) Strategic transaction charges	—	—	698	698
Impact to Earnings	$ 53	$ 10	$ 625	$ 688

20

Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

4th Quarter 2023 vs 4th Quarter 2022

	(in millions, except for per share amounts)	GAAP RD	GAAP RT	GAAP Corp	GAAP FE	Special Items RD	Special Items RT	Special Items Corp	Special Items FE	Operating (Non-GAAP) RD	Operating (Non-GAAP) RT	Operating (Non-GAAP) Corp	Operating (Non-GAAP) FE
(1)	Electric sales	$ (137)	$ 93	$ 4	$ (40)	$ —	$ (1)	$ (1)	$ (2)				
(2)	Other	10	—	(1)	9	—	—	—	—				
(3)	Total Revenues	(127)	93	3	(31)	—	(1)	(1)	(2)	(127)	92	2	(33)
(4)	Fuel	(92)	—	—	(92)	—	—	—	—				
(5)	Purchased power	(141)	—	(1)	(142)	—	—	—	—				
(6)	Other operating expenses	(51)	(25)	(18)	(94)	(24)	16	2	(6)				
(7)	Provision for depreciation	11	5	2	18	(1)	—	—	(1)				
(8)	Deferral of regulatory assets, net	105	—	—	105	—	—	—	—				
(9)	General taxes	—	3	2	5	—	—	—	—				
(10)	Total Operating Expenses	(168)	(17)	(15)	(200)	(25)	16	2	(7)	(193)	(1)	(13)	(207)
(11)	Operating Income (Loss)	41	110	18	169	25	(17)	(3)	5	66	93	15	174
(12)	Debt redemption costs	—	—	16	16	—	—	(16)	(16)				
(13)	Equity method investment earnings	—	—	7	7	—	—	—	—				
(14)	Miscellaneous income, net	(51)	(8)	6	(53)	4	(1)	—	3				
(15)	Pension and OPEB mark-to-market adjustment	(85)	(28)	(96)	(209)	85	(2)	96	179				
(16)	Interest expense	(25)	(15)	(5)	(45)	4	1	1	6				
(17)	Capitalized financing costs	2	1	—	3	—	—	—	—				
(18)	Total Other Expense	(159)	(50)	(72)	(281)	93	(2)	81	172	(66)	(52)	9	(109)
(19)	Income taxes (benefits)	(41)	18	(666)	(689)	38	(7)	655	686				
(20)	Income attributable to noncontrolling interest	—	(1)	—	(1)	—	(1)	—	(1)				
(21)	Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations	$ (77)	$ 43	$ 612	$ 578	$ 80	$ (11)	$ (577)	$ (508)	$ 3	$ 32	$ 35	$ 70
(22)	Average Shares Outstanding		2				2				2		
(23)	Earnings (Loss) per Share	$ (0.43)	$ 0.05	$ (0.09)	$ 1.01	$ 0.14	$ (0.02)	$ (1.01)	$ (0.89)	$ —	$ 0.05	$ 0.07	$ 0.12

21 Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

YTD December 2023

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 10,814	$ 2,049	$ (170)	$ 12,693	$ —	$ 7 (a)	$ (1) (d)	$ 6				
(2)	Other	224	5	(52)	177	—	—	—	—				
(3)	Total Revenues	11,038	2,054	(222)	12,870	—	7	(1)	6	11,038	2,061	(223)	12,876
(4)	Fuel	538	—	—	538	—	—	—	—				
(5)	Purchased power	4,088	—	20	4,108	—	—	—	—				
(6)	Other operating expenses	3,364	423	(193)	3,594	(119) (a)(b)(h)	(2) (a)	(126) (b)-(d)(h)	(247)				
(7)	Provision for depreciation	1,021	367	73	1,461	(5) (b)	—	—	(5)				
(8)	Deferral of regulatory assets, net	(256)	(5)	—	(261)	—	—	—	—				
(9)	General taxes	851	266	47	1,164	(1) (b)	—	—	(1)				
(10)	Total Operating Expenses	9,606	1,051	(53)	10,604	(125)	(2)	(126)	(253)	9,481	1,049	(179)	10,351
(11)	Operating Income (Loss)	1,432	1,003	(169)	2,266	125	9	125	259	1,557	1,012	(44)	2,525
(12)	Debt redemption costs	—	—	(36)	(36)	—	—	36 (e)	36				
(13)	Equity method investment earnings	—	—	175	175	—	—	—	—				
(14)	Miscellaneous income (expense), net	130	2	32	164	34 (a)(h)	—	—	34				
(15)	Pension and OPEB mark-to-market adjustment	(78)	(36)	36	(78)	78 (f)	(2) (f)	(36) (f)	40				
(16)	Interest expense	(618)	(256)	(250)	(1,124)	4 (a)(b)(e)	1 (e)	1 (e)	6				
(17)	Capitalized financing costs	41	54	2	97	—	—	—	—				
(18)	Total Other Income (Expense)	(525)	(236)	(41)	(802)	116	(1)	1	116	(409)	(237)	(40)	(686)
(19)	Income taxes (benefits)	167	179	(79)	267	62 (a)(b)(e)-(h)	2 (a)(e)(f)	(34) (b)-(i)	30				
(20)	Income attributable to noncontrolling interest	—	74	—	74	—	—	—	—				
(21)	Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations	$ 740	$ 514	$ (131)	$ 1,123	$ 179	$ 6	$ 160	$ 345	$ 919	$ 520	$ 29	$ 1,468
(22)	Average Shares Outstanding			573				573				573	
(23)	Earnings (Loss) per Share	$ 1.29	$ 0.90	$ (0.23)	$ 1.96	$ 0.31	$ 0.01	$ 0.28	$ 0.60	$ 1.60	$ 0.91	$ 0.05	$ 2.56

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ 25	$ 7	$ —	$ 32
(b) FE Forward cost to achieve	21	—	29	50
(c) Investigation and other related costs	—	—	61	61
(d) Exit of generation	—	—	9	9
(e) Debt-related costs	1	—	29	30
(f) Mark-to-market - Pension/OPEB	56	(1)	(29)	26
(g) Strategic transaction charges	2	—	59	61
(h) Enhanced employee retirement and other related charges	74	—	1	75
(i) State tax legislative changes	—	—	1	1
Impact to Earnings	$ 179	$ 6	$ 160	$ 345

22 Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

YTD December 2022

GAAP (in millions, except for per share amounts)

		RD	RT	Corp	FE
(1)	Electric sales	$ 10,596	$ 1,863	$ (159)	$ 12,300
(2)	Other	205	5	(51)	159
(3)	Total Revenues	10,801	1,868	(210)	12,459
(4)	Fuel	730	—	—	730
(5)	Purchased power	3,843	—	20	3,863
(6)	Other operating expenses	3,404	616	(203)	3,817
(7)	Provision for depreciation	967	335	73	1,375
(8)	Deferral of regulatory assets, net	(362)	(3)	—	(365)
(9)	General taxes	831	255	43	1,129
(10)	Total Operating Expenses	9,413	1,203	(67)	10,549
(11)	Operating Income (Loss)	1,388	665	(143)	1,910
(12)	Debt redemption costs	—	—	(171)	(171)
(13)	Equity method investment earnings	—	—	168	168
(14)	Miscellaneous income (expense), net	361	36	18	415
(15)	Pension and OPEB mark-to-market adjustment	(50)	(15)	137	72
(16)	Interest expense	(526)	(230)	(283)	(1,039)
(17)	Capitalized financing costs	35	48	1	84
(18)	Total Other Income (Expense)	(180)	(161)	(130)	(471)
(19)	Income taxes (benefits)	251	110	639	1,000
(20)	Income attributable to noncontrolling interest	—	33	—	33
(21)	Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations	$ 957	$ 361	$ (912)	$ 406
(22)	Average Shares Outstanding		571		
(23)	Earnings (Loss) per Share	$ 1.68	$ 0.63	$ (1.60)	$ 0.71

Special Items

	RD	RT	Corp	FE
(1)	$ —	$ 62 (a)	$ —	$ 62
(2)	—	—	—	—
(3)	—	62	—	62
(4)	—	—	—	—
(5)	—	—	—	—
(6)	(27) (a)(b)	(108) (a)	(77) (b)-(d)	(212)
(7)	—	—	—	—
(8)	6 (a)	—	—	6
(9)	—	—	—	—
(10)	(21)	(108)	(77)	(206)
(11)	21	170	77	268
(12)	—	—	171 (e)	171
(13)	—	—	—	—
(14)	—	(9) (a)	1 (a)	(8)
(15)	50 (f)	—	(137) (f)	(87)
(16)	—	—	7 (e)	7
(17)	—	—	—	—
(18)	50	(9)	42	83
(19)	13 (a)(b)(f)(h)	45 (a)(h)	(683) (a)-(h)	(625)
(20)	—	6 (a)	—	6
(21)	$ 58	$ 110	$ 802	$ 970
(22)		571		
(23)	$ 0.10	$ 0.20	$ 1.40	$ 1.70

Operating (Non-GAAP)

	RD	RT	Corp	FE
(3)	10,801	1,930	(210)	12,521
(10)	9,392	1,095	(144)	10,343
(11)	1,409	835	(66)	2,178
(18)	(130)	(170)	(88)	(388)
(21)	$ 1,015	$ 471	$ (110)	$ 1,376
(22)		571		
(23)	$ 1.78	$ 0.83	$ (0.20)	$ 2.41

Special Items (after-tax impact):	RD	RT	Corp	FE
(a) Regulatory charges	$ 4	$ 111	$ 1	$ 116
(b) FE Forward cost to achieve	16	—	2	18
(c) Investigation and other related costs	—	—	44	44
(d) Exit of generation	—	—	14	14
(e) Debt-related costs	—	—	141	141
(f) Mark-to-market - Pension/OPEB	35	—	(108)	(73)
(g) Strategic transaction charges	—	—	704	704
(h) State tax legislative changes	3	(1)	4	6
Impact to Earnings	$ 58	$ 110	$ 802	$ 970

23 Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

YTD December 2023 vs YTD December 2022

	(in millions, except for per share amounts)	GAAP				Special Items				Operating (Non-GAAP)			
		RD	RT	Corp	FE	RD	RT	Corp	FE	RD	RT	Corp	FE
(1)	Electric sales	$ 218	$ 186	$ (11)	$ 393	$ —	$ (55)	$ (1)	$ (56)				
(2)	Other	19	—	(1)	18	—	—	—	—				
(3)	Total Revenues	237	186	(12)	411	—	(55)	(1)	(56)	237	131	(13)	355
(4)	Fuel	(192)	—	—	(192)	—	—	—	—				
(5)	Purchased power	245	—	—	245	—	—	—	—				
(6)	Other operating expenses	(40)	(193)	10	(223)	(92)	106	(49)	(35)				
(7)	Provision for depreciation	54	32	—	86	(5)	—	—	(5)				
(8)	Deferral of regulatory assets, net	106	(2)	—	104	(6)	—	—	(6)				
(9)	General taxes	20	11	4	35	(1)	—	—	(1)				
(10)	Total Operating Expenses	193	(152)	14	55	(104)	106	(49)	(47)	89	(46)	(35)	8
(11)	Operating Income (Loss)	44	338	(26)	356	104	(161)	48	(9)	148	177	22	347
(12)	Debt redemption costs	—	—	135	135	—	—	(135)	(135)				
(13)	Equity method investment earnings	—	—	7	7	—	—	—	—				
(14)	Miscellaneous income, net	(231)	(34)	14	(251)	34	9	(1)	42				
(15)	Pension and OPEB mark-to-market adjustment	(28)	(21)	(101)	(150)	28	(2)	101	127				
(16)	Interest expense	(92)	(26)	33	(85)	4	1	(6)	(1)				
(17)	Capitalized financing costs	6	6	1	13	—	—	—	—				
(18)	Total Other Expense	(345)	(75)	89	(331)	66	8	(41)	33	(279)	(67)	48	(298)
(20)	Income taxes (benefits)	(84)	69	(718)	(733)	49	(43)	649	655				
(24)	Income attributable to noncontrolling interest	—	41	—	41	—	(6)	—	(6)				
(25)	Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations	$ (217)	$ 153	$ 781	$ 717	$ 121	$ (104)	$ (642)	$ (625)	$ (96)	$ 49	$ 139	$ 92
(26)	Average Shares Outstanding			2				2				2	
(27)	Earnings (Loss) per Share	$ (1.07)	$ 0.15	$ 0.53	$ (0.39)	$ 0.21	$ (0.19)	$ (1.12)	$ (1.10)	$ (0.18)	$ 0.08	$ 0.25	$ 0.15

24

Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

Condensed Consolidated Balance Sheets (GAAP) (in millions) Assets December 31, 2023 December 31, 2022 Current assets: Cash, cash equivalents and restricted cash $ 179 $ 206 Receivables 1,584 1,571 Other 805 638 Total current assets 2,568 2,415 Property plant and equipment 38,412 36,285 Investments and other noncurrent assets 7,787 7,408 Total Assets $ 48,767 $ 46,108 Liabilities and Equity Current liabilities: Currently payable long-term debt $ 1,250 $ 351 Short-term borrowings 775 100 Accounts payable 1,362 1,503 Other 1,999 2,004 Total current liabilities 5,386 3,958 Noncurrent liabilities: Long-term debt and other long-term obligations 22,885 21,203 Other noncurrent liabilities 9,580 10,304 Total noncurrent liabilities 32,465 31,507 Total equity 10,916 10,643 Total Liabilities and Equity $ 48,767 $ 46,108 Strategic & Financial Highlights - Published February 8, 202425

Condensed Consolidated Statements of Cash Flows (GAAP) For the Years Ended December 31, (In millions) 2023 2022 2021 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 1,176 $ 439 $ 1,283 Adjustments to reconcile net income to net cash from operating activities- Depreciation, amortization, and impairments 1,280 1,317 1,664 Employee benefit costs, net (9) (279) (300) Pension and OPEB mark-to-market adjustments 78 (72) (382) Deferred income taxes and investment tax credits, net 252 989 297 Transmission revenue collections, net (180) 79 182 Gain on sale of Yards Creek — — (109) Pension trust contribution (750) — — Loss (gain) on disposal, net of tax 21 — (47) Changes in current assets and liabilities (395) 204 338 Employee benefit plan funding and related payments (50) (49) (48) Other (36) 55 (67) Net cash provided from operating activities 1,387 2,683 2,811 Net cash used for investing activities (3,652) (3,076) (2,559) Net cash provided from (used for) financing activities 2,238 (912) (542) Net change in cash, cash equivalents and restricted cash (27) (1,305) (290) Strategic & Financial Highlights - Published February 8, 202426

Quarterly Support

TABLE OF CONTENTS

(Slide)

Strategic & Regulatory

28. Regulatory Calendar
29. RD Segment-State ROEs
30. JCP&L Base Rate Case
31. Maryland Base Rate Case
32. Ohio ESP V Filing
33. WV Base Rate Case
34. PA Consolidation

Quarterly Support

35. TTM Actual Sales by Class
36. TTM Weather-Adjusted Sales
37. TTM Weather Impacts
38. Credit Ratings Summary
39. Credit Profile

See **YE23 Investor FactBook** for details on company overview, 2024-2028 Financial Plan, segment information, and Corporate Responsibility/EESG.

Financial Guidance section includes information on earnings guidance, investment plans, rate base growth, load forecast, and credit profile

27 Strategic & Financial Highlights - Published February 8, 2024 FirstEnergy

Regulatory Calendar
Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates
Ohio	• OH Grid Mod II • Electric Security Plan (ESP V) • HB6 Related Investigations	• Application filed 7/15/22; Intervenor testimony filed on 10/20/23; PUCO Staff testimony filed on 12/4/23; Hearing to begin 4/16/24 • Filed on 4/5/23; Hearings concluded 12/6/23; Briefs filed on 1/19/24; reply briefs due 2/9/24 • On 8/23/23, PUCO granted another 6-month stay in HB6 related proceedings
Pennsylvania	• Legal Entity Consolidation • Approval of FET 30% Interest Sale	• Consolidation completed on 1/1/2024 • Filed on 5/5/23; Petition for Settlement filed with PAPUC 11/29/23
New Jersey	• Management Audit • Distribution Base Rate Case Filing • Infrastructure Investment Program (EnergizeNJ) • Energy Efficiency Triennial Plan Filing	• Final report released on 4/12/23; Comments filed on 7/31/23 • Filed 3/16/23; Settlement Agreement filed 2/2/24 • Filed 11/9/23; Intervenor discovery ongoing, Plan to submit revised filing on 2/29/24 • Filed 12/1/23; Intervenor discovery ongoing
West Virginia	• Annual ENEC Filing (2023) • Solar Generation Projects Proceeding • Depreciation Rate Filing • Base Rate Case (Dx+Tx+Gx) Filing	• Filed 8/31/23; Settlement filed 11/29/23 increasing rates $55.4M and deferring $184M for recovery during 2025 and 2026 with 4% carrying charges; new rates to be effective 3/27/24 • Order issued 8/23/23 to approve the construction of 30 MW of utility-scale solar; first site went in service Jan '24 and the surcharge began 01/01/24 • Filed on 1/13/23; Settlement filed 8/22/23 for a $33M annual increase in depreciation; Depreciation rates effective upon conclusion of base rate case • Filed on 5/31/23; filed settlement agreement on 1/23/24; new rates to be effective 3/27/24
Maryland	• Commission Investigation into Ohio-Related Activities • Distribution Base Rate Case Filing	• Commission issued order on 5/5/23 indicating no basis exists for continued investigation; Rehearing request denied 6/23/23; OPC appealed to Circuit Court on 7/13/23; Consent motion to dismiss appeal filed on 1/22/24; Motion to dismiss granted 2/7/24 • PSC Order issued 10/18/23, new rates effective 10/19/23, annual rate increase of $29M
Virginia	• Approval of FET 30% Interest Sale	• Filed on 5/12/23; Received approval on 6/20/23
FERC	• PA Legal Entity Consolidation • Approval of FET 30% Interest Sale	• Consolidation completed 1/1/24 • Received FERC approval on 8/14/23; Pending PAPUC ALJ approval

28 Strategic & Financial Highlights - Published February 8, 2024 FirstEnergy

RD Segment – State ROEs

TTM 12/31/23



10%
5%
0%
5.8%
9.2%
As updated in pending rate case
4.1%
As filed in pending rate case
7.7%
4.7%
OH
PA
NJ (2)
WV (2)
MD

	OH	PA	NJ [2]	WV [2]	MD
Rate base at 12/31/23	$4.2B	$6.6B	$3.1B	$3.2B	$0.7B
Equity/Total Capitalization[1]	49%	49%	52%	49%	50%
ROE EPS Sensitivity +/- 1%	~$0.04	~$0.05	~$0.03	~$0.03	~$0.01
Approved/Filed Test Year	Feb. 2008 (TTM)	Dec. 2017 (Projected)	June 2023 (TTM)	Dec. 2022 (TTM)	Dec. 2022 (TTM)

Key Regulatory Adjustments

All States	OH	PA	NJ	WV	MD
• Actual revenue, not weather normalized • Income taxes calculated using statutory rates or consistent with practice used in base rate case filings	• Excludes subsidiary company earnings (PP)[4] • Rider DCR revenue equal to the allowed revenue cap • Includes pension/OPEB service costs only; excludes amortization of actuarial losses and other non-service credits	• Pension based on 10-year historical cash contributions (consistent with certain other utilities in PA) • OPEB based on current year service costs	• Includes total pension expense (credit) including use of delayed recognition method[3] for pension/OPEB actuarial losses (i.e., MTM adjustments) • Consolidated Tax Adjustment to rate base, based on Commission's practice	• Separation study uses various allocation methods to separate PE into WV, MD, and VA • Includes total pension expense (credit) including use of delayed recognition method[3] for pension/OPEB actuarial losses (i.e., MTM adjustments) • Excludes impact of AGC (Bath) and the securitized Ft. Martin scrubbers	• Separation study uses various allocation methods to separate PE into WV, MD, and VA • Includes total pension expense (credit) including use of delayed recognition method[3] for pension/OPEB actuarial losses (i.e., MTM adjustments)

[1] Calculated using allowed capital structure for OH, actual for PA, WV & MD, and actual for NJ (adjusted for Goodwill) – consistent methodology as the last base rate case and/or quarterly earnings reports, as applicable

[2] ROE and rate base represent the filed position by the Company in its pending rate case. WV includes generation and transmission

[3] Consistent with amortization of actuarial gains and losses

[4] As a result of PA Consolidation, as of 1/1/24, PP will no longer be a subsidiary of OE.

29

Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

JCP&L Base Rate Case Filing

Filed 3/16/23; Updated 6/2/23; Settlement Agreement Filed 2/2/24 (Docket Number: ER23030144)



Key Statistics		
	Settlement	**Prior**
Distribution Rate Base	$3.0B	$2.6B
Return on Equity	9.6%	9.6%
Cap Structure (Debt / Equity)	48% / 52%	49% / 51%
Test Year (12 months ended)	June 2023	June 2020

Revenue Increase: $85M

Commitment to Affordability



JCP&L Current
JCPL Settlement
ACE
PSEG
RECO
$150
$155
$231
$200
$200
state avg $197
peer avg $210
26% < peer avg
Avg. residential monthly usage (1,000 kwh)
Rates Effective January 1, 2024

Represents an 3.4% avg residential increase and a 3.1% overall average increase in JCP&L's rates

Settlement Summary

Rate adjustment supports investments that strengthen the energy grid, enhance the customer experience and fund a new low-income outreach program, while keeping rates affordable for customers

Key Components

- Revenue increase of $85M supports increase of $400M in rate base since prior base rate case
- Infrastructure upgrades to improve the performance of 18 high-priority circuits that have a history of service disruptions in JCP&L's service territory. The circuits will be addressed in two phases, with the first including at least $95 million in investments and the second phase of upgrades to be included in an update to the company's EnergizeNJ infrastructure improvement proposal.
- Launch of an Energy Assistance Outreach Team to enhance the company's ongoing efforts to increase awareness, education and participation in energy assistance programs available to eligible, low-income customers.
- Ability to pursue the implementation of a Pension/OPEB Normalization Mechanism (PON) to establish a regulatory asset/liability for differences between actual expense and test year expenses (using the delayed recognition method) in a separate proceeding.

30 Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

MD Base Rate Case Summary

Filed 3/22/23; Updated 5/16/23; Order issued 10/18/23 (Case No. 9695)



Key Statistics	Approved	Prior
Distribution Rate Base	$682M	$462M
Return on Equity	9.5%	9.65%
Cap Structure (Debt / Equity)	47% / 53%	47% / 53%
Test Year (12 months ended)	Dec. 2022	June 2018
Revenue Increase:	$29M	

Commitment to Affordability



PE (Prior)
PE (Approved)
BGE
Delmarva
PEPCO
$134
$138
$177
$199
$218
peer avg $198
state avg $183

Approved rates remain 30% < peer avg

Avg. residential monthly usage (1,000 kwh)
Rates Effective October 2023

Represents a 4% residential increase and a 3% overall increase in PE's rates

Summary

Rate adjustment supports recent reliability investments, ongoing tree trimming, and inspections of lines, poles and substations, while keeping rates affordable for customers

Key Decision Elements

- Revenue increase of $29M supports an increase in rate base of $220M since the prior base rate case
- Recovery of COVID and EV balances
- Denial of proposals for second phase of Electric Distribution Investment Surcharge (EDIS) program given reliability performance, a storm deferral and Pension/OPEB Normalization Mechanism
- PSC will consider low-income proposals in a future proceeding involving all Maryland utilities
- Order requires an independent audit on Service Company charges to PE
- Rates effective October 19, 2023

31 Strategic & Financial Highlights - Published February 8, 2024 FirstEnergy

Ohio Electric Security Plan (ESP) V Regulatory Filing Filed 4/5/23 (Case Record: 23-0301-EL-SSO) Strategic & Financial Highlights - Published February 8, 202432 Background • Utilities are required to file applications to establish either an ESP or a Market Rate Offer to provide customers default generation service, also known as a Standard Service Offer • ESPs may include provisions regarding distribution infrastructure, grid modernization, economic development and job retention initiatives, and energy efficiency programs • FE’s Ohio utilities currently operate under ESP IV, which includes riders that provide the opportunity to recover the costs of capital investments through Rider DCR and Rider AMI (grid modernization investments) Filing Summary • Focus on reliability, affordability, and stewardship • Propose to maintain an 8-year term; request approval to be effective June 1, 2024 • Propose to maintain existing auction process with a few changes designed to enhance customer affordability and mitigate risk for SSO suppliers • Initial estimated bill impacts of 2.1% and average annual bill impact of 0.5% (for a residential customer using 1,000 kWh) Key Proposals Investments Operational Customer • Continue Rider DCR and propose an increase to aggregate annual revenues caps of $15M to $21M (from $15M currently) to align with historical levels and expected investment plans − Increase in caps tied to reliability performance • Continue Rider AMI for recovery of approved grid modernization programs (Grid Mod I) − Grid Mod II proposal, filed July 2022, will be reviewed separately from ESP V • Any investments rolled into base rates at the next Base Rate Case will be removed from the riders • Continue existing riders including those related to purchased power, transmission, and uncollectibles • New storm rider to recover balance over 5 years (current balance at filing ~$126M) and defer and recover/return storm O&M below/above current baseline going forward • New vegetation management rider to recover incremental O&M costs above baseline (currently $30M) and include an enhanced program to accelerate removal of off-Right Of Way trees and brush • New 4-year utility-offered energy efficiency programs (~$72M per year) with amortized cost recovery • Stewardship commitments not to be recovered from customers (~$52M over 8 years): − Low-income bill payment assistance and a low-income senior citizen discount − Support for EV customer experience (residential, commercial, and fleets)

WV Regulatory Filing



Filed 5/31/23; Settlement Agreement filed 1/23/24; Expect Rates to be effective 3/27/24 (Case No. 23-0460-E-42T)

Key Statistics		
	Settlement	**Prior**
Rate Base	$3.2B[1]	$2.5B[1]
Return on Equity	9.80%	Settled
Cap Structure (Debt / Equity)	50.4% / 49.6%	53.5% / 46.5%
Test Year	2022	2013

Revenue Increase: $105M

Commitment to Affordability



MP & PE Current
MP & PE Settlement
AEP (AP)
$170
AEP (WP)
$170
peer avg $170
state avg $152
$124
$133
22% < peer avg
Avg. residential monthly usage (1,000 kwh)
Rates Effective March 27, 2024

Represents an 8% residential rate increase and a 6.4% overall increase in MP and PE's rates

(1) Includes Distribution, Generation, and Transmission

Settlement Summary

Rate adjustment supports distribution, transmission, and generation investments, addresses depreciation rates for generation assets and provides for a new low-income assistance program, while keeping rates affordable for customers

Key Components

- Revenue increase of $105M supports increase of $700M in rate base since prior base rate case. Settlement reflects an increase in depreciation expense of $33M.
- An Infrastructure Investment Pilot Program to enhance reliability in rural areas by funding specific, targeted projects. Investment of $5-10M per year for 3 years; will receive regulatory asset treatment.
- Launch of an Energy Assistance Outreach Team to enhance the company's ongoing efforts to increase awareness, education and participation in energy assistance programs available to eligible, low-income customers; includes financial assistance for health and safety improvements.
- Ability to pursue the implementation of a Pension/OPEB Normalization Mechanism (PON) to establish a regulatory asset/liability for differences between actual expense and test year expense (using the delayed recognition method) in a separate proceeding
- Recovery of costs incurred by Mon Power and Potomac Edison from: (1) the impact of major storms; (2) retired generation assets; and (3) COVID-19.

33 Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

PA Legal Entity Consolidation Summary

Settlement Agreement; Order Issued PA (12/7/23), NY (11/20/23), and FERC (8/14/23)

Overview

- **FE's 4 PA subsidiaries Met-Ed (ME), Penelec (PN), Penn Power (PP), and West Penn Power (WPP) filed a settlement agreement to merge into FirstEnergy Pennsylvania Electric Company (FE PA), a single consolidated operating company**
  - Settlement includes $650,000 of bill assistance for income-eligible customers over 5 years, supports unification of rates over time, and includes a tracking mechanism to share certain cost savings with customers
    - 5 bps on new long term debt issuances or refinancings and operational and administrative efficiencies associated with the legal entity consolidation to be flowed back to customers in future rate proceedings through 2028
  - FE PA will be a distribution-only utility serving 2M+ customers
    - ME and PN sold their non-controlling interests in MAIT to FE Corp and merged with and into FE PA
    - WPP transferred select Transmission assets to KATCo and merged with and into FE PA
    - PP, formerly a wholly owned subsidiary of Ohio Edison, merged with and into FE PA
  - FE PA will operate under the rate districts of the former PA subsidiaries
- **FE PA Consolidation Completed 1/1/24**

PA Consolidation provides regulatory, financing, and administrative efficiencies and simplifies FE's legal entity structure



FirstEnergy
(Post-PA Consolidation)
Standalone Transmission
OH
PA
NJ
WV & MD
KATCo
FET, LLC
ATSI
TrAILCo
MAIT
CEI
TE
OE
FE PA HoldCo
FE PA
JCP&L
MP
AGC
PE
Impacted subs in Bold
Non-controlling member interests of MAIT (previously owned by ME and PN)
Transmission
Distribution
Transmission & Distribution

Not an all-encompassing legal entity view; FE has subsidiaries that are not shown

Key Considerations

- **Consistent with FE's transition to the 5-state operating model**
- **Results in regulatory, financing, and administrative efficiencies**
- **Expect lower financing costs through larger, more liquid new debt offerings**
- **Moody's initiated an A3 rating at FE PA**
  - Outstanding debt of ~$3.8B will be refinanced at respective maturity dates
    - Secured debt originally issued by WPP and PP will have priority over unsecured debt originally issued by ME and PN
  - All new debt will be issued at FE PA and is expected to be unsecured

34 Strategic & Financial Highlights - Published February 8, 2024

FirstEnergy

Actual Sales by Class Percent change vs. prior year 35 -8.4% -10.8% -3.5% -4.9% -6.7%-7.1% -6.4% -1.2% -1.1% -3.9% -0.5% 1.3% 0.0% 2.0% 0.7% -5.3% -4.9% -1.7% -1.3% -3.3% 1Q23 2Q23 3Q23 4Q23 TTM Residential Commercial Industrial Total Commercial includes street lighting Numbers may not add due to rounding Strategic & Financial Highlights - Published February 8, 2024 (MWh in thousands) 1Q22 1Q23 2Q22 2Q23 3Q22 3Q23 4Q22 4Q23 2022 2023 Residential 15,213 13,941 12,146 10,835 15,500 14,954 13,135 12,486 55,995 52,216 Commercial 9,291 8,632 8,715 8,161 9,662 9,541 8,649 8,557 36,317 34,891 Industrial 13,583 13,511 13,711 13,885 14,274 14,275 13,601 13,870 55,169 55,541 Total 38,087 36,084 34,573 32,881 39,436 38,771 35,385 34,912 147,481 142,648

Actual Weather-Adjusted Sales by Class Percent change vs. prior year Strategic & Financial Highlights - Published February 8, 202436 5.4% -2.4% 2.3% -0.4% 1.5%1.5% -3.1% 1.2% 2.0% 0.4% -0.5% 1.3% 0.0% 2.0% 0.7% 2.3% -1.1% 1.2% 1.1% 0.9% Residential Commercial Industrial Total 1Q23 2Q23 3Q23 4Q23 TTM Commercial includes street lighting Numbers may not add due to rounding (MWh in thousands) 1Q22 1Q23 2Q22 2Q23 3Q22 3Q23 4Q22 4Q23 2022 2023 Residential 15,170 15,982 11,796 11,511 14,945 15,293 13,170 13,122 55,081 55,908 Commercial 9,265 9,403 8,627 8,362 9,514 9,629 8,617 8,786 36,024 36,180 Industrial 13,583 13,511 13,711 13,885 14,274 14,275 13,601 13,870 55,169 55,541 Total 38,018 38,896 34,134 33,758 38,733 39,198 35,388 35,778 146,274 147,629

Weather Impacts Strategic & Financial Highlights - Published February 8, 2024 0 100 200 300 400 500 1,400 1,150 900 650 400 150 Oct-22 Nov-22 Dec-22 Jan-23 Feb-23 Mar-23 Apr-23 May-23 Jun-23 Jul-23 Aug-23 Sep-23 Oct-23 Nov-23 Dec-23 HDD CDD HDD Norm CDD Norm 37 Total EPS Impact 4Q YTD Weather vs. Normal: -$0.04 Weather vs. Normal: -$0.22 (1) Weather vs. 4Q22: -$0.04 Weather vs. YTD22: -$0.28 (1) (1) Includes -$0.02 of weather-related impact from Regulated Generation Days % Days % Days % Days % Days % Days % HDD vs Normal (215) -11% (248) -13% (182) -12% (92) -5% (166) -10% (203) -11% HDD vs 4Q22 (136) -7% (338) -17% (172) -11% (77) -4% (226) -13% (208) -11% Total 4Q23 OH PA NJ WV MD KWh

Credit Ratings

As of February 8, 2024

	Issuer/Corporate Family			Senior Secured			Senior Unsecured			Outlook/Watch		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.*	BBB-	Ba1	BBB-				BB+	Ba1	BBB-	P	RUR**	S
Allegheny Generating Co.	BB+	Baa2	BBB							P	S	S
American Transmission Systems Inc.	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Cleveland Electric Illuminating	BBB	Baa3	BBB	A-	Baa1	A-	BBB	Baa3	BBB+	P	S	S
FirstEnergy Pennsylvania Electric Co.	BBB	A3	BBB	A-	A1***	A-	BBB	A3***	BBB+	P	S	S
FirstEnergy Transmission*	BBB-	Baa2	BBB-				BB+	Baa2	BBB-	P	S	S
Jersey Central Power & Light	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Keystone Appalachian Transmission Co.		A3	BBB								S	S
Mid-Atlantic Interstate Transmission	BBB	A3	BBB				BBB	A3	BBB+	P	S	S
Monongahela Power	BBB	Baa2	BBB	A-	A3	A-	BBB	Baa2		S	S	S
Ohio Edison	BBB	A3	BBB	A-	A1	A-	BBB	A3	BBB+	P	S	S
Potomac Edison	BBB	Baa2	BBB	A-	A3	A-				S	S	S
Toledo Edison	BBB	Baa2	BBB	A-	A3	A-				P	S	S
Trans-Allegheny Interstate Line Co.	BBB	A3	BBB				BBB	A3	BBB+	P	S	S

* Holding company

**On 11/9/2023, Moody's placed FirstEnergy Corp.'s ratings under review for upgrade.

***Legacy debt issued under FMBs by FE PA's predecessors (WP and Penn) are rated A1, Stable at Moody's. In addition, legacy senior unsecured debt issued by FE PA's predecessors (ME and PN) are rated A3, Stable at Moody's. Once secured or unsecured debt is issued by FE PA, Moody's will assign a respective credit rating.

Shaded cells reflect non-investment grade ratings

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

Most Recent Ratings Actions

- On January 5, 2024, Fitch assigned BBB issuer ratings to FE PA and KATCo
- On January 3, 2024, S&P assigned a BBB issuer rating to FE PA
- On December 20, 2023, Moody's assigned A3 issuer ratings to FE PA and KATCo
- On November 9, 2023, Moody's placed FE Corp.'s ratings under review for upgrade
- On February 10, 2023, S&P changed the outlook of FE and most subsidiaries to Positive

S = Stable
P = Positive
N = Negative

38 Strategic & Financial Highlights - Published February 8, 2024
FirstEnergy

Credit Profile

As of February 5, 2024

Focused on Investment-Grade ratings

- FFO/Debt target of 14%-15%
- Remain focused on lowering FE Corp. Holdco debt to < 20% of total Balance Sheet debt by 12/31/26
- Long-term aspiration to be a BBB company

S&P Global Ratings	BB+, Positive Outlook 12% FFO/Debt upgrade threshold[1]
Moody's	Ba1, Review for Upgrade 11% CFO pre-WC/Debt upgrade threshold [2]
Fitch	BBB-, Stable Outlook 5.5x FFO Leverage upgrade threshold

(Senior Unsecured)

Strong Liquidity

- Available Liquidity: $4.6B, includes ~$118M of cash and cash equivalents
- $5.65B Revolving credit facilities; committed through Oct. 2027



TOTAL: $5.65B
KATCo[4], $150
WV & MD, $400
NJ, $500
OH, $800
Tx Op Co's, $850
PA, $950
FE Corp, $1,000
FET LLC, $1,000

Key Updates

- Extended maturity date by one year to Oct. 2027
- Increased total capacity to $5.65B (from $4.5B)
- Added two new facilities ($1B FET, LLC & $150M KATCo)

Utilities & Transmission Companies: 65% debt-to-capitalization ratio

FE Corp: 2.5x interest coverage ratio

FET, LLC: 75% debt-to-capitalization ratio

All Utilities and Transmission Companies are Investment-Grade at all 3 Rating Agencies[3]

[1] S&P could raise the ratings on FE over the next 12-24 months if: Upon close of the FET minority stake sale the company uses proceeds in a credit supportive manner, such that FFO to debt is consistently above 12% or FE meets its obligations under its DPA. (10/4/23 Credit Opinion)

[2] Moody's rating could be upgraded if the FET sale transaction closes, proceeds are used to pay down debt and Moody's expects FirstEnergy's financial metrics to improve such that CFO pre-WC to debt will be above 11% on a sustained basis. Also, any rating upgrade would be predicated on the regulatory environments in its jurisdictions remaining stable; and no new, material, unexpected negative developments associated with any of the remaining external investigations. (11/09/23 Press Release)

[3] KATCo is awaiting a rating from S&P due to it being a new company and not having debt history

[4] KATCo may not draw on the KATCo Credit Facility until the satisfaction of certain conditions, including the availability of first quarter financial statements, which are expected to be completed during 2Q 2024.

39 Strategic & Financial Highlights - Published February 8, 2024 FirstEnergy